SECURITIES  AND EXCHANGE COMMISSION
                 Washington,  D.C.    20549


                   _______________________


                          FORM 8-K

                       CURRENT REPORT



           Pursuant to Section 13 or 15 (d) of the
               Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported ):
                      November 19, 1997
                     ------------------


             MAINSTREET  BANKGROUP INCORPORATED
          ----------------------------------------
           (Exact name of as specified in charter)


Virginia               0-8622                 54-1046817
-----------------------------------------------------------
(State or other     (Commission              IRS Employer
jurisdiction of      File Number)        Identification No.)
incorporation)


   P.O. BOX 4831, Martinsville, Virginia    24115-4831
  -----------------------------------------------------
(Address of principal executive offices)     (Zip Code)


     Registrant's telephone number, including area code:
                        540-666-6724

Item 5.    Other Events

     This current report on Form 8-K is filed by MainStreet BankGroup Incorporated ("Registrant") to report the private offering of $50 million in 8.90% Capital Securities ("Trust Securities") representing beneficial interests in MainStreet Capital Trust I, a trust formed under the laws of the State of Delaware, (the "Trust"). Registrant will be the owner of all of the beneficial interests represented by common securities of the Trust. The Trust exists for the exclusive purposes of issuing the Trust Securities and investing the proceeds thereof in the 8.90% Junior Subordinated Deferrable Interest Debentures (the "Junior Subordinated Debentures") to be issued by the Corporation and certain other limited activities. The Junior Subordinated Debentures are scheduled to mature on December 1, 2027.

     Registrant is a multi-community bank holding company headquartered in Martinsville, Virginia. It owns eight community banks ( 35 offices), and one nonbanking subsidiary, chartered as a limited purpose national banking association, with total third quarter assets of $1.5 billion and pending affiliations with Commerce Bank, College Park, Maryland, with third quarter assets of $90.1 million, Tysons Financial Corporation, McLean, Virginia, with third quarter assets of $98.0 million and Regency Financial Shares, Incorporated, Richmond, Virginia, with third quarter assets of $75.0 million. Registrant currently serves the following markets: City of Martinsville and Henry County; the City of Galax, Town of Hillsville and Carroll and Grayson Counties; the Towns of Ferrum and Rocky Mount and Franklin County; the Town of Forest, City of Lynchburg and Bedford, Campbell and Amherst Counties; the Town of Stuart and Patrick County; the Towns of Saltville and Chilhowie and Smyth County; the City of Clifton Forge and Alleghany County; the Towns of Ashland and Mechanicsville and the Counties of Hanover and Henrico, Virginia and contiguous areas.

                         Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                         MAINSTREET BANKGROUP INCORPORATED

Date: November 25, 1997       By:  /s/ JAMES E. ADAMS
                                   ------------------------
                                   James E. Adams
                                   Executive Vice President/
                                   Chief Financial Officer/
                                   Treasurer